Exhibit 10.1

SUNNOVA SOL ISSUER, LLC
SOLAR ASSET BACKED NOTES, SERIES 2020-1

$337,100,000	3.35%	Solar Asset Backed Notes, Series 2020-1, Class A
$75,400,000	5.54%	Solar Asset Backed Notes, Series 2020-1, Class B
NOTE PURCHASE AGREEMENT
February 5, 2020
CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010-3629

Ladies and Gentlemen:

Section 1.Introductory. Sunnova Sol Issuer, LLC (the “Issuer”), a Delaware limited liability company, proposes, subject to the terms and conditions stated herein, to sell to Credit Suisse Securities (USA) LLC (the “Initial Purchaser”), the 3.35% Solar Asset Backed Notes, Series 2020-1, Class A (the “Class A Notes”) and the 5.54% Solar Asset Backed Notes, Series 2020-1, Class B (the “Class B Notes” and together with the Class A Notes, the “Notes”), in the Initial Outstanding Note Balances set forth in Exhibit D attached to this note purchase agreement (this “Agreement”). On the Closing Date, Sunnova Sol Holdings, LLC, a Delaware limited liability company (“Sunnova Sol Holdings”), Sunnova Intermediate Holdings, LLC, a Delaware limited liability company (“Sunnova Intermediate Holdings”), and a wholly-owned subsidiary of Sunnova Energy Corporation, a Delaware corporation (“Sunnova Energy”), Sunnova Sol Depositor, LLC, a Delaware limited liability company (the “Depositor”) and the Issuer will enter into a sale and contribution agreement (the “Contribution Agreement”), dated as of the Closing Date, pursuant to which: (i) Sunnova Sol Holdings will acquire the Conveyed Property from Sunnova Intermediate Holdings; (ii) the Depositor will acquire the Conveyed Property from Sunnova Sol Holdings; and (iii) the Issuer will acquire the Conveyed Property from the Depositor. The Notes are to be issued under an indenture, dated as of the Closing Date (the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”). Pursuant to the Indenture, the Issuer will pledge the Trust Estate (including the Conveyed Property and the rights and remedies under the Contribution Agreement) to the Indenture Trustee for the benefit of the Noteholders to secure the Notes. Pursuant to a transaction management agreement, dated as of the Closing Date, by and between the Issuer and Sunnova TE Management II, LLC (“Sunnova Management”), Sunnova Management will provide certain administrative, collection and other management services to the Issuer and in respect of the Managing Members and the interest, rights and obligations thereof. Finally, in connection with the transaction, Sunnova Energy will deliver a performance guaranty, dated as of the Closing Date, in favor of the Issuer and the Indenture Trustee for the benefit of the Noteholders. The Issuer, Depositor and Sunnova Energy are referred to herein as a “Sunnova NPA Party” and collectively, the “Sunnova NPA Parties”. The Sunnova NPA

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Parties, and together with Sunnova Management, Sunnova TE Management III, LLC (“Sunnova TE Management”), Sunnova Sol Holdings, Sunnova Intermediate Holdings, each Managing Member and each Project Company are referred to herein as a “Sunnova Entity” and collectively, the “Sunnova Entities”. The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, is herein referred to as the “Securities Act”. Capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth in the “Standard Definitions” attached as Annex A to the Indenture.

Section 2.Representations and Warranties of the Sunnova NPA Parties. Each of the Sunnova NPA Parties, jointly and severally represents and warrants to the Initial Purchaser, on the date hereof and as of the Closing Date, that:
(a)    The Issuer has prepared (i) a confidential preliminary offering circular relating to the Notes to be offered by the Initial Purchaser, dated February 4, 2020 (such confidential preliminary offering circular, including schedules and exhibits attached thereto, the “Preliminary Offering Circular”), (ii) the road show presentation dated January 2020 attached as Exhibit B to this Agreement (the “Road Show”), (iii) one or more reports on Form ABS-15G furnished on EDGAR with respect to the transaction contemplated by this Agreement (“Form ABS-15G Due Diligence Reports”), (iv) quantitative data with respect to the Intex cdi file provided by Sunnova Energy, the Issuer or the Depositor, directly or indirectly, (including the cashflow model prepared by Trepp, LLC), to one or more prospective investors, whether in electronic form or otherwise (the “Collateral Data Information”), and (v) the information delivered to prospective holders of the Notes (other than the Preliminary Offering Circular and the Road Show) attached as Exhibit A to this Agreement (the “Pricing Information” and, together with the Road Show, the Form ABS-15G Due Diligence Reports, the Collateral Data Information and the Preliminary Offering Circular, the “Time of Sale Information”). The Issuer will prepare a final confidential offering circular, dated February 5, 2020, that includes the offering prices and other final terms of the Notes (such offering circular, including schedules and exhibits attached thereto, the “Offering Circular”). Each of the Time of Sale Information and the Offering Circular, as amended or supplemented by additional information are collectively referred to as the “Offering Document”. The Offering Document at a particular time means the Offering Document in the form actually amended or supplemented and issued at such time. The “Time of Sale” means 4:30 p.m. EST on February 5, 2020.
The Preliminary Offering Circular, as of the date thereof did not and as of the Closing Date will not, and the Time of Sale Information (taken as a whole), as of the Time of Sale, did not and as of the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Offering Circular, as amended, as of the date thereof, did not, and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary, none of the Issuer, the Depositor or Sunnova Energy makes any representations or warranties as to the Initial Purchaser Information, it being understood and agreed that the “Initial

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Purchaser Information” is only such information that is described as such in Section 7(b) hereof. If, subsequent to the initial Time of Sale, the Issuer and the Initial Purchaser determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Initial Purchaser advises the Issuer that investors in the Notes have elected to terminate their initial “contracts of sale” (within the meaning of Rule 159 under the Securities Act, the “Contracts of Sale”) and enter into new Contracts of Sale, then the “Time of Sale” will refer to the time of entry into the first new Contract of Sale and the “Time of Sale Information” will refer to the information available to purchasers at the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects such material misstatements or omissions (such new information, the “Corrective Information”) and Exhibit A to this Agreement will be deemed to be amended to include such Corrective Information in the Time of Sale Information. Notwithstanding the foregoing, for the purposes of Section 7 hereof, in the event that an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, “Time of Sale” will refer to the time of entry into such initial Contract of Sale and “Time of Sale Information” with respect to Notes to be purchased by such investor will refer to information available to such purchaser at the time of entry into such initial Contract of Sale.
(b)    The Issuer is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party; and the Issuer is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect (as defined herein).
(c)    The Depositor is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party; and the Depositor is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
(d)    Sunnova Energy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and to execute, deliver and perform its obligations under

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

each of the Transaction Documents, the Project Company Documents and each other agreement or instrument contemplated thereby to which it is or will be a party; and Sunnova Energy is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
(e)    Sunnova Intermediate Holdings is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party; and Sunnova Intermediate Holdings is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
(f)    Sunnova Sol Holdings is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party; and Sunnova Sol Holdings is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
(g)    Sunnova Management is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and to execute, deliver and perform its obligations under each of the Transaction Documents, the Project Company Documents and each other agreement or instrument contemplated thereby to which it is or will be a party; and Sunnova Management is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
(h)    Sunnova TE Management is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and to execute, deliver and perform its obligations under each of the Project Company Documents and each other agreement

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

or instrument contemplated thereby to which it is or will be a party; and Sunnova TE Management is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
(i)    Each Managing Member is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and to execute, deliver and perform its obligations under each of the Transaction Documents, the Project Company Documents and each other agreement or instrument contemplated thereby to which it is or will be a party; and each Managing Member is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
(j)    Each Project Company is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and to execute, deliver and perform its obligations under each of the Transaction Documents, the Project Company Documents and each other agreement or instrument contemplated thereby to which it is or will be a party; and each Project Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
(k)    The Indenture has been duly authorized by the Issuer and on the Closing Date, the Indenture will have been duly executed and delivered by the Issuer, will conform in all material respects to the description thereof contained in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular and, assuming due authorization, execution and delivery thereof by the Indenture Trustee, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or remedies and subject to general equity principles (whether considered in a suit at law or in equity) and except as rights to indemnification may be limited by public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
(l)    The Notes have been duly authorized by the Issuer and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and paid for and delivered pursuant to this Agreement on the Closing Date, such Notes will have been duly executed, authenticated, issued and delivered, will conform in all material respects to the description thereof contained in the Preliminary Offering Circular, the Time of Sale Information and the Offering

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Circular, and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or remedies and subject to general equity principles (whether considered in a suit at law or in equity) and will be entitled to the benefits of the Indenture.
(m)    No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents and in connection with the issuance and sale of the Notes by the Issuer other than (i) as have been made or obtained on or prior to the Closing Date (or, if not required to be made or obtained on or prior to the Closing Date, that will be made or obtained when required), (ii) as may be required under the Securities Act (which is addressed in Section 2(s) hereof), State securities or Blue Sky laws in any jurisdiction in the U.S. or under the securities laws of any foreign jurisdiction and (iii) those that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Sunnova Entities.
(n)    The execution, delivery and performance of each of the Transaction Documents by each of the Sunnova Entities which is or will be party to such Transaction Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not (i) result in a breach or violation of any of the terms and provisions of, constitute a default under or conflict with (A) any statute, rule, regulation or order of any governmental agency or body, or any court, domestic or foreign, having jurisdiction over such Sunnova Entity, or any of their properties; (B) any agreement or instrument to which such Sunnova Entity is a party, by which such Sunnova Entity is bound or to which any of the properties of such Sunnova Entity is subject (other than with respect to the transfer of assignments of Hedged SREC Agreements as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular that require the consent of any Hedged SREC Counterparty); and (C) the organizational documents of such Sunnova Entity; or (ii) other than as contemplated by the Transaction Documents, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Sunnova Entity; except, in the case of clauses (i)(A), (i)(B) and (ii), for such breaches, violations, defaults, conflicts, liens, charges or encumbrances that individually or in the aggregate would not have a Material Adverse Effect on Sunnova Energy, Sunnova Management, Sunnova Intermediate Holdings or Sunnova Sol Holdings.
(o)    This Agreement and each other Transaction Document and Project Company Documents to which any Sunnova Entity is a party have each been duly authorized, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, when executed and delivered by such Sunnova Entity shall constitute a legal, valid and binding obligation of such Sunnova Entity enforceable against such Sunnova Entity in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or remedies and subject to general principles of equity (whether considered in a suit at law or in equity) and except as rights to indemnification may be limited by public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(p)    On the Closing Date, the Issuer shall have good and marketable title to the Conveyed Property, in each case free from liens, encumbrances and defects that would materially and adversely affect the value thereof or materially and adversely interfere with the use made or to be made thereof by it (other than Permitted Liens).
(q)    Each of the Sunnova Entities possesses all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to possess such certificates, authorities or permits would not have a material adverse effect on (i) the condition (financial or other), business, properties or results of operations of such Sunnova Entity, as the case may be, (ii) the ability of such Sunnova Entity, as the case may be, to perform its obligations under the Transaction Documents, (iii) the validity or enforceability of the Transaction Documents to which such Sunnova Entity, as the case may be, is a party or (iv) the Trust Estate (a “Material Adverse Effect”), and it has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to such Sunnova Entity, would individually or in the aggregate have a Material Adverse Effect on such Sunnova Entity.
(r)    Except as disclosed in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular, there are no pending actions, suits, investigations, or proceedings to which any Sunnova Entity or any of their respective properties, are subject, by or before any court or governmental agency, authority, body or arbitrator, that if determined adversely to such Sunnova Entity, would individually or in the aggregate have a Material Adverse Effect on such Sunnova Entity, would materially and adversely affect the validity or enforceability of the Transaction Documents or the Project Company Documents to which such Sunnova Entity is a party, the Notes, or the U.S. federal or State income, excise, franchise or other tax treatment of the Notes or the Issuer, or which are otherwise material in the context of the sale of the Notes; and to each Sunnova NPA Party’s knowledge, no such actions, suits, investigations or proceedings are threatened or contemplated.
(s)    The Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular, will not be subject to registration as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Issuer is not an “investment company” as defined under Section 3(a)(1) of the Investment Company Act. The Issuer will conduct its business so that it is not subject to regulation by the Investment Company Act by maintaining less than 40% of the value of its total assets, exclusive of U.S. Government securities and cash items, on an unconsolidated basis, in “investment securities” as defined under the Investment Company Act. The Issuer is being structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Volcker Rule”), based on its current interpretations; and in making this determination the Issuer will not be relying solely on an exclusion from the definition of “investment company” contained in Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(t)    The Notes are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”). When the Notes are issued and delivered pursuant to the Indenture and this Agreement, no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes will be listed on any national securities exchange, registered under Section 6 of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), or quoted in a U.S. automated interdealer quotation system.
(u)    Assuming compliance by the Initial Purchaser with the covenants and that the representations and warranties set forth in Section 4 hereof are true, the offer and sale of the Notes to the Initial Purchaser in the manner contemplated by the Offering Circular and this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). None of the Sunnova Entities, any of their respective Affiliates nor any person acting on its or their behalf (other than the Initial Purchaser and its Affiliates and agents, as to which no representation or warranty is made) has directly or indirectly solicited any offer to buy or offered to sell or will directly or indirectly solicit any offer to buy or offer to sell in the United States or to any United States citizen or resident any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act. None of the Sunnova Entities, any of their respective Affiliates nor any person acting on their behalf (other than the Initial Purchaser and its Affiliates and agents, as to which no representation or warranty is made) has or will solicit offers for, or offer to sell the Notes by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(v)    No Sunnova Entity has entered or will enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.
(w)    None of the Sunnova Entities, any of their respective affiliates nor any Person acting on its or their behalf (other than the Initial Purchaser and its Affiliates and agents, as to which no representation or warranty is made) has engaged or will engage in any directed selling efforts within the meaning of Rule 902 of Regulation S and each of the Sunnova Entities, their respective affiliates and any Person acting on its or their behalf (other than the Initial Purchaser and its Affiliates and agents, as to which no representation or warranty is made) has complied and will comply with the “offering restrictions” of Regulation S in connection with the offering of the Notes outside of the United States. The Preliminary Offering Circular and the Offering Circular will contain the disclosure required by Rule 902(g)(2) under the Securities Act.
(x)    Each of the representations and warranties of each Sunnova Entity set forth in each of the Transaction Documents to which it is a party will be, as of the Closing Date, true and correct, in all material respects. This Agreement, the other Transaction Documents, the Project Company Documents and the Notes conform or will conform in all material respects to the respective descriptions contained in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(y)    Any transfer, stamp, documentary, recording, registration and other similar taxes, fees and other governmental charges in connection with the execution and delivery of the Transaction Documents or the execution, delivery and sale of the Notes, in each case which are due and payable by a Sunnova Entity on or prior to the Closing Date, have been or will be paid on or prior to the Closing Date.
(z)    Except as expressly described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular, since the respective dates as of which information is given in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular (x) there has not been any change in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations or regulatory situation of any Sunnova Entity that would result in a Material Adverse Effect and (y) no Sunnova Entity is in default under any agreement or instrument to which it is a party or by which it is bound which would individually or in the aggregate have a Material Adverse Effect.
(aa)    Immediately after the consummation of the transactions to occur on the Closing Date, (i) the fair value of the total assets of Sunnova Energy and its consolidated subsidiaries, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of Sunnova Energy and its consolidated subsidiaries will be not less than the amount that will be required to pay the probable liability of its total existing debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Sunnova Energy and its consolidated subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Sunnova Energy and its consolidated subsidiaries will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted immediately following the Closing Date after giving due consideration to the prevailing practice in the industry in which Sunnova Energy is engaged.
(bb)    Each of the Sunnova Entities and their respective Affiliates owns or licenses or otherwise has the right to use all licenses, permits, trademarks, trademark applications, patents, patent applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses in order to perform its obligations under the Transaction Documents or the Project Company Documents to which it is or will be a party and the operation and maintenance of the Solar Assets without infringement upon or conflict with the rights of any other Person with respect thereto, in each case except (i) where the failure to own, license or have such rights or (ii) for such infringements and conflicts which, in respect of both (i) and (ii) individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.
(cc)    None of the Sunnova Entities has received an order from the Securities and Exchange Commission, any State securities commission or any foreign government or agency thereof preventing or suspending the issuance and offering of the Notes, and to the best knowledge of each Sunnova Entity, no such order has been issued and no proceedings for that purpose have been instituted.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(dd)    None of the Sunnova Entities has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction and Sunnova Energy has instituted and maintains policies and procedures reasonably designed to prevent any such violation. None of the Sunnova Entities is a Person that is: (i) the subject of any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. government (including, without limitation, the U.S. Department of the Treasury, the Office of Foreign Assets Control, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, Her Majesty’s Treasury, the Swiss State Secretariat for Economic Affairs, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, the European Union, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (each, a “Sanctioned Country”), including Cuba, Iran, Crimea, North Korea, Sudan and Syria. Each Sunnova NPA Party will not and will cause each other Sunnova Entity not to, in violation of applicable Sanctions, directly or indirectly use the proceeds of the Notes issued hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) in or involving a Sanctioned Country or any country or territory which at the time of such funding is the subject of comprehensive country-wide or territory-wide Sanctions, other than Cuba or Iran, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. None of the Sunnova Entities nor any of their affiliates or subsidiaries have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of applicable Sanctions. Each Sunnova NPA Party represents and covenants that, regardless of Sanctions, it will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business in or involving Cuba or Iran.
(ee)    None of the Sunnova Entities or any of their affiliates has engaged or as of the Closing Date will have engaged, in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds of any category of offenses designated in “The Forty Recommendations” published by the Financial Action Task Force on Money Laundering on June 20, 2003, or in violation of the laws or regulations of the United States, including, but not limited to, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act (Pub. L. 107-56), and the regulations promulgated under each of the foregoing, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.) or FINRA Conduct Rule 3011, or the anti-money laundering laws of any other jurisdiction, in each case as such laws and regulations may be applicable to the Sunnova Entities or, to the knowledge of such Sunnova Entity, any of their affiliates, all as amended, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Sunnova Entities or, to the knowledge of such Sunnova Entity, any of their affiliates is or as of the Closing Date will

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

be, as the case may be, in each case with respect to such money laundering laws, pending or, to the knowledge of the Sunnova Entities, threatened. Sunnova Energy represents that it has established an anti-money laundering program that is reasonably designed to ensure compliance with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes.
(ff)    None of the Sunnova Entities is or as of the Closing Date will be, and, to the knowledge of such Sunnova Entity, no director, officer, agent, employee or affiliate of such Sunnova Entity is or as of the Closing Date will be, the target of any economic sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and no Sunnova Entity will, in violation of applicable Sanctions, use, directly or indirectly, any of the proceeds of the offering of the Notes contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of conducting business in or with, engaging in any transaction in or with, or financing the activities of, any country, person, or entity that is the target of any U.S. economic sanctions administered by OFAC.
(gg)    No Sunnova Entity is and as of the Closing Date will be, and, to the knowledge of such Sunnova Entity, no director, officer, agent, employee, partner, or affiliate of a Sunnova Entity is or as of the Closing Date will be, aware of any action, and no Sunnova Entity has taken and as of the Closing Date will have taken, as the case may be, and, to the knowledge of such Sunnova Entity, no director, officer, agent, employee, partner or affiliate of a Sunnova Entity has taken or as of the Closing Date will have (i) taken, as the case may be, any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 (“FCPA”) (15 U.S.C. § 78dd-1, et seq.) or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention of the FCPA or any other applicable anti-bribery or anti-corruption laws, (ii) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Sunnova Entities and their affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-bribery or anti-corruption laws and Sunnova Energy has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(hh)    The Issuer and, prior to the formation of the Issuer, Sunnova Energy has complied and as of the Closing Date, the Issuer and Sunnova Energy will have complied with the representations, certifications and covenants made by Sunnova Energy to the Rating Agency in connection with the engagement of the Rating Agency to issue and monitor credit ratings on the Notes, including any representation provided to the Rating Agency by the Issuer or Sunnova Energy in connection with Rule 17g-5(a)(3)(iii) of the Exchange Act (“Rule 17g-5”) except where non-compliance would not have a Material Adverse Effect. The Issuer and Sunnova Energy shall be solely responsible for compliance with Rule 17g-5 in connection with the issuance, monitoring and maintenance of the credit ratings on the Notes. The Initial Purchaser is not responsible for compliance with any aspect of Rule 17g-5 in connection with the Notes.
(ii)    None of the Sunnova Entities or their respective Affiliates has engaged or will engage any third-party due diligence service providers (each a “Third-Party Due Diligence Provider”) to undertake “due diligence services” in connection with the issuance of the Notes (such services as defined in Rule 17g-10(d)(1) of the Exchange Act, “Third-Party Due Diligence Services”) and none of the Sunnova Entities or their respective Affiliates has obtained or will obtain a “third-party due diligence report” in connection with the issuance of the Notes (such report as defined in Rule 15Ga-2(d) of the Exchange Act, a “Third-Party Due Diligence Report”), except as specifically set forth in Exhibit C hereto.
(jj)    The Issuer, the Depositor or Sunnova Energy has provided any Form ABS-15G Due Diligence Report to the Initial Purchaser within a reasonable time prior to the furnishing or filing of such report, or any portion thereof, on the Securities and Exchange Commission’s EDGAR website or its 17g-5 website, as applicable. All Third Party Due Diligence Reports are deemed to have been obtained by the Issuer, the Depositor or Sunnova Energy pursuant to Rules 15Ga-2(a) and 17g-10 under the Exchange Act, and all legal obligations with respect to Third-Party Due Diligence Reports have been timely complied with (including without limitation that each Form ABS-15G Due Diligence Report was furnished to the Securities and Exchange Commission at least five Business Days before the date hereof as required by Rule 15Ga-2(a) under the Exchange Act). No portion of any Form ABS-15G Due Diligence Report contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.
(kk)    Sunnova Energy is the “sponsor” (in such capacity, the “Sponsor”) and the Depositor is a “majority-owned affiliate” of the Sponsor (in each case, as defined under Regulation RR of the Exchange Act (the “Risk Retention Rules”)). The Depositor, as sole owner of the beneficial interests of the Issuer, holds an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) equal to at least 5% of the fair value of all the “ABS interests” (as defined in the Risk Retention Rules) in the Issuer issued as part of the transactions contemplated by the Transaction Documents (the “Retained Interest”), determined as of the Closing Date using a fair value measurement framework under United States generally accepted accounting principles.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(ll)    The Sponsor is in compliance with all the legal requirements imposed by the Risk Retention Rules on the sponsor of the transactions contemplated by the Transaction Documents.
(mm)    The Sponsor has determined the fair value of the Retained Interest based on its own valuation methodology, inputs and assumptions.
(nn)    No election has been, or will be, made or filed pursuant to which the Issuer is or will be classified as an association taxable as a corporation for U.S. federal income tax purposes.
(oo)    Sunnova Energy is the “originator” for purposes of the EU Risk Retention, Due Diligence and Transparency Requirements and the Retained Interest will constitute a material net economic interest of not less than 5% of the nominal value (measured at the origination) of the securitized exposures in accordance with Article 6(3)(d) of the EU Risk Retention, Due Diligence and Transparency Requirements.
(pp)    As of the date hereof and as of the Closing Date, the information included in any Beneficial Ownership Certification provided by any Sunnova Entity or any affiliate thereof to which the Beneficial Ownership Regulation is applicable with respect to the transactions undertaken pursuant to the Transaction Documents, is true and correct in all respects. A “Beneficial Ownership Certification” means a certification required by 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”).

Section 3.Purchase, Sale and Delivery of the Notes.
(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, the Issuer agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase the Notes from the Issuer at the purchase price and in an Initial Outstanding Note Balance, with respect to each Class of Notes, each as set forth opposite the name of the Initial Purchaser in Exhibit D attached hereto.
(b)    The Issuer will deliver, against payment of the purchase price, the Notes to be offered and sold by the Initial Purchaser in reliance on Regulation S (the “Regulation S Notes”) in the form of one or more temporary global notes in registered form without interest coupons (the “Regulation S Global Notes”) which will be deposited with the Indenture Trustee, in its capacity as custodian, for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) and registered in the name of Cede & Co., as nominee for DTC. The Issuer will deliver against payment of the purchase price of the Notes to be purchased by the Initial Purchaser hereunder and to be offered and sold by the Initial Purchaser in reliance on Rule 144A under the Securities Act (the “144A Notes”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Rule 144A Global Notes”) deposited with the Indenture Trustee, in its capacity as custodian, for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Rule 144A Global Notes shall be assigned separate CUSIP numbers. The Rule 144A Global Notes shall

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

include the legend regarding restrictions on transfer set forth under “TRANSFER RESTRICTIONS” in the Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Notes, interests in the Regulation S Global Notes may only be held by the DTC participants for Euroclear and Clearstream. Interests in any permanent global notes will be held only in book-entry form through Euroclear, Clearstream or DTC, as the case may be, except in the limited circumstances permitted by the Indenture.
(c)    Payment for the Notes shall be made by the Initial Purchaser in Federal (same day) funds by wire transfer to an account at a bank designated by the Issuer and approved by the Initial Purchaser on February 12, 2020 (or, at such time not later than seven full Business Days thereafter as the Initial Purchaser and the Issuer determine on or prior to such date, the “Closing Date”) against delivery to the Indenture Trustee, in its capacity as custodian, for DTC of (i) the Regulation S Global Notes representing all of the Regulation S Notes for the respective accounts of the DTC participants for Euroclear and Clearstream and (ii) the Rule 144A Global Notes representing all of the 144A Notes. Copies of the Regulation S Global Notes and the Rule 144A Global Notes will be made available for inspection at the New York office of Kramer Levin Naftalis & Frankel LLP (“Kramer Levin”) at least 24 hours prior to the Closing Date.
(d)    Each of the Sunnova NPA Parties and the Initial Purchaser, hereby acknowledges and agrees that, for all tax purposes, it is entering into this Agreement with the intention that the Notes will be characterized as indebtedness and shall treat the Notes as indebtedness, unless otherwise required by applicable law.

Section 4.Representations of the Initial Purchaser; Resales. The Initial Purchaser, represents, warrants and agrees that with respect to itself:
(a)    It is a qualified institutional buyer and an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act).
(b)    The Notes have not been registered under the Securities Act or under applicable State securities laws or blue sky laws or under the laws of any other jurisdiction and the Notes may not be offered or sold within the United States or to or for the account or benefit of U.S. Persons (as defined in Regulation S under the Securities Act), except to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in transactions meeting the requirements of Rule 144A and to non-U.S. persons in offshore transactions meeting the requirements of Regulation S. The Initial Purchaser represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A and, in each case, in accordance with this Agreement and the Preliminary Offering Circular and the Offering Circular. Terms used in this subsection (b) shall have the meanings given to them in Regulation S.
(c)    It and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(d)    It has not obtained any Third-Party Due Diligence Report with respect to the Notes (it being understood that the Third-Party Due Diligence Reports set forth on Exhibit C have been obtained by a Sunnova Entity).
(e)    It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by the Offering Circular in relation thereto to any retail investor in any member state of the European Economic Area, including the United Kingdom (“EEA”). For the purposes of this provision:
(i)    the expression “retail investor” means a person who is one (or more) of the following:
(a)a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”);
(b)a customer within the meaning of Directive (EU) 2016/97 on insurance distribution (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(c)not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(ii)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
(f)    (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (as amended) (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) in relation to each member state of the EEA (each, a “Member State”), it has not made and will not make an offer of any Notes to the public in that Member State, other than: (A) to legal entities which are qualified investors as defined in the Prospectus Regulation; (B) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the Initial Purchaser or initial purchasers nominated by the Issuer for any such offer or (C) in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

provided, that, in the foregoing clause (C), no such offer of the Notes shall require the Issuer or the Depositor to publish a prospectus pursuant to Article 3(1) of the Prospectus Regulation. Each person who initially acquires any Notes or to whom any offer is made pursuant to the Preliminary Offering Circular and the Offering Circular will be deemed to have represented, warranted and agreed that such offer is made pursuant to one of the exemptions provided above.
For the purposes of this provision, the expression “an offer of any Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Section 5.Certain Covenants of the Issuer and Sunnova Energy. The Issuer and Sunnova Energy each agree with the Initial Purchaser that:
(a)    As promptly as practicable following the Time of Sale and not later than the second business day prior to the Closing Date, Sunnova Energy will prepare and deliver the Offering Circular to the Initial Purchaser. The Issuer will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Initial Purchaser’s consent, such consent not to be unreasonably withheld. If, at any time following delivery of any document comprising the Offering Document and prior to the completion of the resale of the Notes by the Initial Purchaser, any event occurs as a result of which such document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify the Initial Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. If, at any time following delivery of any document comprising the Offering Document and prior to the completion of the resale of the Notes by the Initial Purchaser, if, in the reasonable opinion of the Initial Purchaser, a change to the Offering Document is necessary to comply with law or regulations, the Issuer promptly will prepare, at its own expense, an amendment or supplement which will cause the Offering Document to comply with such laws or regulations. Neither the consent of the Initial Purchaser to, nor the Initial Purchaser’s delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
(b)    The Issuer will furnish to the Initial Purchaser copies of each document comprising a part of the Offering Document as soon as available and in such quantities as the Initial Purchaser reasonably requests. Sunnova Energy will cause to be furnished to the Initial Purchaser on the Closing Date, the letters specified in Section 6(a) hereof. At any time the Notes are Outstanding, the Issuer will promptly furnish or cause to be furnished to the Initial Purchaser and, upon request of holders and prospective purchasers of the Notes, to such holders and prospective purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

of the Notes. The Issuer will pay the expenses of printing and distributing to the Initial Purchaser all such documents.
(c)    During the period of one year following the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them, except for sales in a transaction registered under the Securities Act or pursuant to any exemption under the Securities Act that results in such Securities not being “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.
(d)    So long as the Notes are outstanding, the Issuer will not conduct its business in a manner that will require it to be registered as an “investment company” under the Investment Company Act.
(e)    The Issuer will pay all expenses incidental to the performance of its obligations under the Transaction Documents including (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Notes, the preparation of the Transaction Documents and the printing of the Confidential Preliminary Offering Circular, dated as of January 31, 2020 (the “Prior Preliminary Offering Circular”), the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Notes; (ii) any expenses (including reasonable fees and disbursements of counsel to the Initial Purchaser) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Initial Purchaser designates and the printing of memoranda relating thereto; (iii) any fees due and payable to the Rating Agency for the ratings of the Notes; (iv) expenses incurred in distributing the Prior Preliminary Offering Circular and the Offering Document (including any amendments and supplements thereto) to the Initial Purchaser; and (v) all reasonable and documented out-of-pocket expenses of the Initial Purchaser (including any fees and disbursements of Kramer Levin, counsel to the Initial Purchaser, to the extent incurred).
(f)    Until the Initial Purchaser shall have notified the Issuer of the completion of the resale of the Notes, neither the Issuer nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, any Notes, or attempt to induce any person to purchase any Notes; and neither the Issuer nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.
(g)    Each of the Issuer and Sunnova Energy will comply with the representations, certifications and covenants made by it in the engagement letter with the Rating Agency, including any representation, certification or covenant provided by it to the Rating Agency in connection with Rule 17g-5, and will make accessible to any non-hired nationally recognized statistical rating organization all information provided by it to the Rating Agency in connection with the issuance and monitoring of the credit ratings on the Notes in accordance with Rule 17g-5.
(h)    As of the respective dates of the Preliminary Offering Circular and the Offering Circular, the Sponsor complied with and was solely responsible for ensuring that the disclosure required by Rule 4(c)(1)(i) of the Risk Retention Rules was contained in the Preliminary

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Offering Circular and the Offering Circular and on and after the Closing Date, the Sponsor shall comply with and be solely responsible for compliance with the Risk Retention Rules, including, without limitation (1) complying with or causing the Servicer to comply with the post-closing disclosure requirements set forth in Rule 4(c)(ii) of the Risk Retention Rules, (2) complying with the records maintenance requirements set forth in Rule 4(d) of the Risk Retention Rules, and (3) complying and causing the compliance with the hedging, transfer and financing prohibitions set forth in Rule 12 of the Risk Retention Rules.
(i)    Each Sunnova NPA Party agrees that it will promptly following any request therefor, provide information and documentation reasonably requested by the Initial Purchaser for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and the regulations thereunder, and the Beneficial Ownership Regulation.

Section 6.Conditions of the Initial Purchaser’s Obligation. The obligation of the Initial Purchaser to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of each Sunnova NPA Party herein, the accuracy of the statements of officers of each Sunnova NPA Party made pursuant to the provisions hereof, to the performance by each Sunnova NPA Party of its obligations hereunder and to the following additional conditions precedent:
(a)    The Initial Purchaser shall have received a letter or letters of Ernst & Young LLP, in form and substance satisfactory to the Initial Purchaser, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures, all of which have been agreed to by the Initial Purchaser, as a result of which they determined that certain information of an accounting, financial, numerical or statistical nature, including, but not limited to, the numerical information contained under the heading “Credit Risk Retention”, set forth in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular (including such documents that shall have been incorporated by reference therein) agrees with the accounting records of the Sunnova Entities, excluding any questions of legal interpretation.
(b)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Initial Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any Sunnova Entity or any of their affiliates, which, in the reasonable judgment of the Initial Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (B) any downgrading in the rating of any debt securities of any Sunnova Entities or any of their affiliates by any nationally recognized statistical rating organization, or any public announcement that any such organization has under surveillance or review its rating of any debt

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

securities of any Sunnova Entity or any of their affiliates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any Sunnova Entity or any of their affiliates on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; (E) any material disruption of clearing or settlement services in the United States, or (F) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Initial Purchaser, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.
(c)    The Notes shall have been duly authorized, executed, authenticated, delivered and issued, and each of the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and all conditions precedent contained in the Transaction Documents that are required to be satisfied on the Closing Date shall have been satisfied or waived.
(d)    The Initial Purchaser shall have received from counsel to each party to the Transaction Documents (except for the Initial Purchaser and as otherwise provided), written opinions dated the Closing Date in form and substance satisfactory to the Initial Purchaser, covering such matters as the Initial Purchaser may reasonably request, subject to customary qualifications, including but not limited to the following:
(i)    Corporate Opinions. An opinion in respect of each party to the Transaction Documents (except for the Initial Purchaser) that such party is validly existing and in good standing under the laws of its State of formation, with all requisite power and authority to own or hold its properties and conduct its business.
(ii)    Legal, Valid, Binding and Enforceable. An opinion in respect of each party to the Transaction Documents (except for the Initial Purchaser) that each Transaction Document to which it is a party has been duly authorized, executed and delivered and constitutes the valid and legally binding obligations of such party, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, preference, moratorium, conservatorship and similar laws affecting creditors’ rights and remedies generally, (ii) general equity principles and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing.
(iii)    Notes. An opinion that the Notes are in the form contemplated by the Indenture and have been duly authorized by the Issuer and, when executed by the Issuer and authenticated by the Indenture Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, (A) will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization,

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

fraudulent transfer or conveyance, preference, moratorium, conservatorship and similar laws affecting creditors’ rights and remedies generally, (ii) general equity principles and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing; and (B) will be entitled to the benefits of the Indenture.
(iv)    No Consents Required. An opinion in respect of each party to the Transaction Documents (except for the Initial Purchaser) that in respect of such party (other than with respect to the transfer of assignments of Hedged SREC Agreements as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular that require the consent of any Hedged SREC Counterparty), no consent, approval, license, authorization or validation of, or filing, recording or registration with, any U.S. federal or New York State governmental authority or regulatory body or court (collectively, “Governmental Approvals”) is required to be obtained by such party as a condition to (A) the offering, issuance or sale by the Issuer of the Notes or (B) the execution, delivery and performance of the Transaction Documents by such party that is party thereto, except for (1) such Governmental Approvals as have been obtained, (2) the filing of the financing statements with the office of the Secretary of State of the State of Delaware and (3) such Governmental Approvals which (I) are of a routine or administrative nature, (II) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (III) are expected in the reasonable judgment of such party to be obtained or made in the ordinary course of business.
(v)    Litigation. An opinion in respect of each party to the Transaction Documents, that in respect of such party, and other than as disclosed in the Offering Circular, there are no legal or governmental actions, suits or proceedings before any court or governmental agency or authority or arbitrator pending or threatened in writing against such party or any of their respective assets that, if determined adversely to such party or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of such party to perform its obligations under the Transaction Documents.
(vi)    Non-Contravention. An opinion in respect of each party to the Transaction Documents (except for the Initial Purchaser) that in respect of such party the execution, delivery and performance of the Transaction Documents to which it is a party will not (A) violate the organizational documents of such party, (B) violate the DGCL, the Delaware LLC Act, the laws of the State of New York or applicable U.S. federal law or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which such party or any such subsidiary is a party or by which such party or any such subsidiary is bound or to which any of the properties of such party or any such subsidiary is subject.
(vii)    Securities Laws. An opinion that it is not necessary in connection with (A) the issuance and sale of the Notes by the Issuer to the Initial Purchaser pursuant to this Agreement, or (B) the resale of the Notes by the Initial Purchaser, in each case in the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

manner contemplated by this Agreement, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(viii)    Investment Company Act. An opinion that the Issuer is not now and, immediately following the offering and sale of the Notes and the application of the proceeds from such sale as described in the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act.
(ix)    Volcker Rule. An opinion that the Issuer is not a “covered fund” for purposes of the Volcker Rule, based on its current interpretations.
(x)    Federal Income Tax. An opinion from Baker Botts L.L.P. (“Baker Botts”) that, for U.S. federal income tax purposes, (A) when issued, the Class A Notes (other than any Notes beneficially owned on or after the Closing Date by Sunnova Energy or any of its affiliates) will be characterized as indebtedness, (B) when issued, the Class B Notes (other than any Notes beneficially owned on or after the Closing Date by Sunnova Energy or any of its affiliates) should be characterized as indebtedness and (C) the Issuer will not be classified as an association (or a publicly traded partnership) that is taxable as a corporation.
(xi)    Bankruptcy. (A) An opinion to the effect that (x) the transfer of the Conveyed Property by Sunnova Intermediate Holdings to Sunnova Sol Holdings pursuant to the Contribution Agreement constitutes a “true sale” of the Conveyed Property by Sunnova Intermediate Holdings to Sunnova Sol Holdings and, in the event that Sunnova Intermediate Holdings were to become a debtor in a case under the Bankruptcy Code, a court of competent jurisdiction would hold that the Conveyed Property and other assets contributed to Sunnova Sol Holdings under the Contribution Agreement would not constitute property of Sunnova Intermediate Holdings’ bankruptcy estate, (y) the transfer of the Conveyed Property by Sunnova Sol Holdings to the Depositor pursuant to the Contribution Agreement constitutes a “true sale” of the Conveyed Property by Sunnova Sol Holdings to the Depositor and, in the event that Sunnova Sol Holdings were to become a debtor in a case under the Bankruptcy Code, a court of competent jurisdiction would hold that the Conveyed Property and other assets contributed to the Depositor under the Contribution Agreement would not constitute property of Sunnova Sol Holdings’ bankruptcy estate and (z) the transfer of the Conveyed Property by the Depositor to the Issuer pursuant to the Contribution Agreement constitutes a “true sale” of the Conveyed Property by the Depositor to the Issuer and, in the event that the Depositor were to become a debtor in a case under the Bankruptcy Code, a court of competent jurisdiction would hold that the Conveyed Property and other assets sold to the Issuer under the Contribution Agreement would not constitute property of the Depositor’s bankruptcy estate, (B) an opinion to the effect that in the event that any of Sunnova Energy, Sunnova Sol Holdings, Sunnova Intermediate Holdings, Sunnova Management or the Depositor were to become a debtor in a case under the Bankruptcy Code, a court of competent jurisdiction would not disregard the separate existence of the Issuer, a Managing Member or a Project Company so as to order the substantive consolidation of the assets and liabilities

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

of (x) the Issuer, a Managing Member or a Project Company on the one hand and (y) Sunnova Energy, Sunnova Sol Holdings, Sunnova Intermediate Holdings, Sunnova Management or the Depositor, as applicable, on the other hand and (C) an opinion or opinions, covering such bankruptcy matters as the Initial Purchaser may reasonably request.
(xii)    Security Interests. An opinion to the effect that (A) in the event that the transfer of the Conveyed Property from Sunnova Intermediate Holdings to Sunnova Sol Holdings shall be considered a loan secured by the Conveyed Property, upon execution of the Contribution Agreement and the proper filing of the financing statements related thereto, Sunnova Sol Holdings will have a perfected security interest in the Conveyed Property and other assets which may be perfected by such filing, (B) in the event that the transfer of the Conveyed Property from Sunnova Sol Holdings to the Depositor shall be considered a loan secured by the Conveyed Property, upon execution of the Contribution Agreement and the proper filing of the financing statements related thereto, the Depositor will have a perfected security interest in the Conveyed Property and other assets which may be perfected by such filing, (C) in the event that the transfer of the Conveyed Property from the Depositor to the Issuer shall be considered a loan secured by the Conveyed Property, upon execution of the Contribution Agreement and the proper filing of the financing statements related thereto, the Issuer will have a perfected security interest in the Conveyed Property and other assets which may be perfected by such filing, and (D) upon the execution of the Transaction Documents, the taking of possession by the Indenture Trustee of the certificated securities representing the interest in the Managing Members and the Project Companies, the execution by the applicable Sunnova Entity, the applicable depository bank and the Indenture Trustee of deposit account control agreements granting “control” over accounts in the Trust Estate to the Indenture Trustee and the proper filing of the financing statements related thereto, the Indenture Trustee will have a perfected security interest in the Trust Estate.
(xiii)    The statements in the Preliminary Offering Circular and the Offering Circular under the headings “The Issuer,” “The Depositor,” “Description of the Notes,” “The Trust Estate,” “The Project Company Transactions,” “The Assignment of Ownership of Managing Members and Hedged SREC Agreements,” “The Solar Assets,” “The Indenture,” “The Transaction Manager and the Transaction Management Agreement,” “The Transaction Transition Manager and the Manager Transition Agreement,” and “Transfer Restrictions,” and the related summary sections in “Summary of Terms,” insofar as they constitute a summary of the terms of the Notes, the Issuer Operating Agreement, the Contribution Agreement, the Transaction Management Agreement, Manager Transition Agreement, the Project Company Documents and the Indenture, are accurate in all material respects.
(xiv)    The statements in the Preliminary Offering Circular and the Offering Circular under the headings “Summary of Terms—Legal Considerations—Certain U.S. Federal Income Tax Considerations,” “Summary of Terms—Legal Considerations—Certain ERISA Considerations,” “Summary of Terms—Legal Considerations—Certain Investment Company Act and Volcker Rule Considerations,” “Certain U.S. Federal Income Tax Considerations,” “Considerations for ERISA and Other Employee Benefit Plans” and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

“Certain Investment Company Act and Volcker Rule Considerations”, insofar as they constitute statements of law or legal conclusions with respect thereto, are accurate in all material respects.
(e)    (i) The Initial Purchaser shall have received a letter from Baker Botts that such counsel has no reason to believe the Preliminary Offering Circular and the Pricing Information (taken as a whole), as of the Time of Sale, and the Offering Circular as of its date or as of the Closing Date, includes or included any untrue statement of a material fact or omits or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel will express no belief with respect to (a) the financial statements and schedules or other financial, statistical or accounting information contained or included therein or omitted therefrom or (b) the Collateral Data Information, the Road Show and any Form ABS-15G Due Diligence Report and any information contained or included or incorporated by reference therein or omitted therefrom.
(ii)    The Initial Purchaser shall have received a letter from Kramer Levin that such counsel has no reason to believe the Preliminary Offering Circular and the Pricing Information (taken as a whole), as of the Time of Sale or as of the Closing Date, and the Offering Circular as of its date or as of the Closing Date, includes or included any untrue statement of a material fact or omits or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel will express no belief with respect to (a) the financial statements and schedules or other financial, statistical or accounting data contained or included therein or omitted therefrom or (b) the Collateral Data Information, the Road Show and any Form ABS-15G Due Diligence Report and any information contained or included or incorporated by reference therein or omitted therefrom.
(f)    The Initial Purchaser shall have received from each party to the Transaction Documents such information, certificates and documents as the Initial Purchaser may reasonably have requested and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser.
(g)    (A) The Class A Notes and the Class B Notes shall have received their respective ratings set forth in the Offering Circular from KBRA, and (B) such rating shall not have been rescinded and no public announcement shall have been made by (x) KBRA that the rating of the Class A Notes or the Class B Notes has been placed under review or (y) a non-hired rating agency that it has issued an unsolicited lower rating on the Class A Notes or the Class B Notes.
(h)    The Initial Purchaser shall have received copies of each Third Party Due Diligence Report. Each of the Sunnova Entities shall have timely complied with all requirements of Rule 15Ga-2 under the Exchange Act to the satisfaction of the Initial Purchaser.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(i)    The Sponsor shall be in compliance with the legal requirements imposed by the Risk Retention Rules on the sponsor of the transactions contemplated by the Transaction Documents.
(j)    The Initial Purchaser shall have received a letter from Sunnova Energy containing representations and warranties of Sunnova Energy regarding compliance with the EU Risk Retention, Due Diligence and Transparency Requirements.
(k)    At least two business days prior to the date hereof, each Sunnova NPA Party and any affiliate thereof to which the Beneficial Ownership Regulation is applicable with respect to the transactions undertaken pursuant to the Transaction Documents, to the extent that any such entity qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall (i) deliver, or ensure that it has delivered, to the Initial Purchaser that so requests, a Beneficial Ownership Certification in relation to itself, or (ii) deliver to the Initial Purchaser an updated Beneficial Ownership Certification if any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.
The Initial Purchaser may in its sole discretion waive compliance with any conditions to the obligations of the Initial Purchaser hereunder.

Section 7.Indemnification and Contribution.
(a)    Each of the Issuer, the Depositor and Sunnova Energy, jointly and severally agrees (i) to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, employees and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser, affiliate, partner, director, employee, officer or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document, the Prior Preliminary Offering Circular, a Form ABS-15G Due Diligence Report, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) to reimburse the Initial Purchaser for any documented legal or other expenses reasonably incurred by the Initial Purchaser, affiliate, director, employee, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, including but not limited to the Initial Purchaser’s costs of defending itself against any claim or bringing any claim to enforce the indemnification or other obligations of a Sunnova NPA Party; provided, however, that none of the Sunnova NPA Parties will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

from any of such documents in reliance upon and in conformity with Initial Purchaser Information (as defined in subsection (b) below).
(b)    The Initial Purchaser will indemnify and hold harmless each Sunnova NPA Party and each of their affiliates, directors, officers and employees, each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which they or any of them may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchaser specifically for use therein, and will reimburse any documented legal or other expenses reasonably incurred by the Sunnova NPA Parties and such affiliate, director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, including but not limited to the costs of defending itself against any claim or bringing any claim to enforce the indemnification or other obligations of the Initial Purchaser, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the first sentence of the second paragraph and the second sentence of the thirteenth paragraph under the caption “PLAN OF DISTRIBUTION” in the Preliminary Offering Circular and the Offering Circular (collectively, the “Initial Purchaser Information”); provided, however, that the Initial Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) hereof.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b), such person (the “indemnified party”) promptly shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of not more than one such counsel related to such proceeding; provided, however, that the failure of any indemnified party to provide such notice to the indemnifying party shall not relieve the indemnifying party of its obligations under this Section 7 unless such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party agree on the retention of such counsel at the indemnifying party’s expense, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. Such counsel shall be designated in writing by Sunnova Energy, in the case of parties indemnified pursuant to subsection (a), and by the Initial Purchaser, in the case of parties indemnified pursuant to subsection (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to promptly indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of any judgment or otherwise seek to terminate any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party, unless such settlement, consent, compromise or termination (i) includes an unconditional written release, in form and substance reasonable satisfactory to the indemnified party, of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.
(d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party, as incurred, as a result of the expenses, losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Depositor and Sunnova Energy on the one hand and the Initial Purchaser on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, the Depositor and Sunnova Energy on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer, the Depositor and Sunnova Energy on the one hand and the Initial Purchaser on the other, in connection with the offering of the Notes, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than the Initial Purchaser Compensation (as defined below)) received by the Issuer and the total discounts and commissions received by the Initial Purchaser (the “Initial Purchaser Compensation”) bear to the aggregate initial offering prices of the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Depositor, Sunnova Energy, or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commission received by it exceed the amount of any damages that it otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
(e)    The obligations of the Issuer, the Depositor and Sunnova Energy under this Section shall be in addition to any liability which the Issuer, the Depositor or Sunnova Energy may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchaser under this Section shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer, the Depositor or Sunnova Energy within the meaning of the Securities Act or the Exchange Act.

Section 8.[Reserved]

Section 9.Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Sunnova NPA Parties or their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the Sunnova NPA Parties, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Initial Purchaser is not consummated, each of the Issuer, the Depositor and Sunnova Energy shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof (except in the event of a breach of this Agreement by the Initial Purchaser) and the respective obligations of the Issuer, the Depositor, Sunnova Energy and the Initial Purchaser pursuant to Section 7 hereof shall remain in effect.

Section 10.Severability Clause. Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11.Notices. All communications hereunder will be in writing and, (a) if sent to the Initial Purchaser will be mailed or delivered to Credit Suisse Securities (USA) LLC,

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Eleven Madison Avenue, New York, New York 10010, Attention: Structured Products Finance; (b) if sent to the Issuer, will be mailed or delivered to it at 20 East Greenway Plaza, Suite 475, Houston, Texas 77046, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Baker Botts L.L.P., 910 Louisiana St., Houston, Texas 77002, Attention: Travis Wofford and Martin Toulouse; (c) if sent to the Depositor, will be mailed or delivered to it at 20 East Greenway Plaza, Suite 475, Houston, Texas 77046, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Baker Botts L.L.P., 910 Louisiana St., Houston, Texas 77002, Attention: Travis Wofford and Martin Toulouse; and (d) if sent to Sunnova Energy will be mailed or delivered to it at Sunnova Energy Corporation, 20 East Greenway Plaza, Suite 475, Houston, Texas 77046, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Baker Botts L.L.P., 910 Louisiana St., Houston, Texas 77002, Attention: Travis Wofford and Martin Toulouse; or, as to each of the foregoing, at such other address, facsimile number or e-mail address as shall be designated by written notice to the other party.

Section 12.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder, except that holders of the Notes shall be entitled to enforce the agreements for their benefit contained in the fourth sentence of Section 5(b) hereof against the Issuer as if such holders were parties thereto.

Section 13.Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The Issuer, the Depositor and Sunnova Energy hereby submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America of the Southern District of New York in each case sitting in the Borough of Manhattan in The City of New York and the appellate courts from any thereof in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto waives, to the fullest extent permitted by requirements of law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 13.

Section 14.Integration, Amendment and Counterparts. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof among the Initial Purchaser and the Sunnova NPA Parties. Neither this Agreement

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

Section 15.No Petition. Prior to the date that is one year and one day after payment in full of the Notes, each party hereto agrees that it will not file any involuntary petition or otherwise institute, or join any other person in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or State bankruptcy or similar law against the Issuer.

Section 16.No Advisory or Fiduciary Responsibility. Each of the Issuer, Depositor and Sunnova Energy acknowledges and agrees that: (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction among the Sunnova Entities and the Initial Purchaser and each of the Sunnova Entities is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with the purchase and sale of the Notes, the Initial Purchaser is and has been acting solely as principal and is not the agent or fiduciary of any of the Sunnova Entities, or their respective affiliates, directors, officers, stockholders, creditors or employees or any other party; (c) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of any of the Sunnova Entities with respect to any of the transactions contemplated hereby; (d) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Sunnova Entities and that the Initial Purchaser has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; (e) the Sunnova Entities shall each consult with their own advisors concerning the purchase and sale of the Notes and shall be responsible for making their own independent investigation and appraisal of the transaction contemplated hereby, and the Initial Purchaser shall not have any responsibility or liability to any Sunnova Entity with respect thereto; (f) the Initial Purchaser and its affiliates are not providing and have not provided legal, regulatory, tax, insurance or accounting advice in any jurisdiction; and (g) each of the Sunnova Entities waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty.

Section 17.Recognition of the U.S. Special Resolution Regimes.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(a)    In the event that the Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Initial Purchaser that is a Covered Entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.
(b)    In the event that the Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of the Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Initial Purchaser that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For the purposes of this Section 17, the following terms shall have the meaning ascribed to them below:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Page Follows]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Note Purchase Agreement shall represent a binding agreement among the Issuer, the Depositor, Sunnova Energy, and the Initial Purchaser.
Very truly yours,

SUNNOVA SOL ISSUER, LLC, AS ISSUER

By: /s/ Robert L. Lane
Name: Robert L. Lane
Title: Executive Vice President and Chief Financial Officer

SUNNOVA SOL DEPOSITOR, LLC, AS DEPOSITOR

By: /s/ Robert L. Lane
Name: Robert L. Lane
Title: Executive Vice President and Chief Financial Officer

SUNNOVA ENERGY CORPORATION

By: /s/ Robert L. Lane
Name: Robert L. Lane
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Note Purchase Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

The foregoing Note Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC,
AS INITIAL PURCHASER

By: /s/ Spencer Hunsberger
Name: Spencer Hunsberger
Title: Managing Director/Authorized Signatory

[Signature Page to Note Purchase Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT A

Pricing Information
Class A Initial Outstanding Note Balance: $337,100,000
Class B Initial Outstanding Note Balance: $75,400,000

Class A Issue Price: 99.96366%
Class B Issue Price: 99.99817%

Class A Note Rate: 3.35%
Class B Note Rate: 5.54%

Class A Post-ARD Spread: 1.80%
Class B Post-ARD Spread: 4.10%

Class A CUSIP/ISIN: (144A) 86745N AA6 / US86745NAA63
(Reg S) U8677F AA6 / USU8677FAA67
Class B CUSIP/ISIN: (144A) 86745N AB4 / US86745NAB47
(Reg S) U8677F AB4 / USU8677FAB41

Pricing Date: February 5, 2020
Closing Date: February 12, 2020

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT B

Road Show

[see attached]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT C
Third-Party Due Diligence Providers

1.	Black & Veatch Management Consulting, LLC

2.	Ernst & Young LLP

Third-Party Due Diligence Reports

1.
Agreed-upon procedures report dated January 23, 2020 obtained by Sunnova Energy, which report sets forth the findings and conclusions, as applicable, of Ernst & Young LLP with respect to certain agreed upon procedures performed by Ernst & Young LLP.

2.
Consultant’s report, dated January 16, 2020, obtained by Sunnova Energy, which report sets forth a summary of the findings and conclusions of Black & Veatch Management Consulting, LLC with respect to certain residential photovoltaic solar assets.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT D

Initial Purchaser	Class	Initial Note Balance	Purchase Price
Credit Suisse Securities (USA) LLC	A	$337,100,000	[***]%
	B	$75,400,000	[***]%

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.